--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                         BALDWIN PIANO & ORGAN COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[Baldwin Piano & Organ Company]
     BALDWIN PIANO & ORGAN COMPANY
     4680 Parkway Drive, Suite 200
     Mason, Ohio 45040-7198

     KAREN L. HENDRICKS
     Chairman of the Board

                                  May 17, 2000

DEAR FELLOW SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company to be held at 11:00 a.m. on June 16, 2000 at 4680 Parkway Drive, Mason, Ohio. On the following pages, you will find the formal Notice of Annual Meeting and Proxy Statement. Your Board of Directors and management look forward to greeting those shareholders able to attend.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL YOUR ENCLOSED PROXY CARD PROMPTLY.

     On behalf of your Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            /s/ Karen L. Hendricks

                                            KAREN L. HENDRICKS
                                            Chairman of the Board

                      [Baldwin Piano & Organ Company Logo]

                         BALDWIN PIANO & ORGAN COMPANY
                 ---------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, JUNE 16, 2000
                 ---------------------------------------------

To the Shareholders of
Baldwin Piano & Organ Company:

     The Annual Meeting of Shareholders of Baldwin Piano & Organ Company, a Delaware corporation, will be held at 4680 Parkway Drive, Mason, Ohio, on Friday, June 16, 2000, at 11:00 a.m., Cincinnati time, for the following purposes:

          (1) To elect seven directors for a one-year term ending in 2001;

          (2) To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000;

          (3) To consider one shareholder proposal, if presented at the Annual Meeting; and

          (4) To act upon any other matter that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 15, 2000, as the date for determining Shareholders of record entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement and 1999 Annual Report to Shareholders.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

     PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE ONLY TO SHAREHOLDERS OF THE COMPANY AND THE HOLDERS OF SHAREHOLDER PROXIES. ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT APPROXIMATELY 10:00 A.M. AND SEATING WILL BE AVAILABLE AT APPROXIMATELY 10:30 A.M. CAMERAS AND RECORDING DEVICES WILL NOT BE PERMITTED AT THE MEETING. "STREET NAME" SHAREHOLDERS WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE IN ORDER TO BE ADMITTED TO THE MEETING.

                                            For the Board of Directors

                                            /s/ Karen L. Hendricks

                                            KAREN L. HENDRICKS
                                            Chairman of the Board

May 17, 2000

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING, IF YOU WISH TO VOTE IN PERSON.

                         BALDWIN PIANO & ORGAN COMPANY
                               4680 PARKWAY DRIVE
                             MASON, OHIO 45040-5301
                 ---------------------------------------------

                                PROXY STATEMENT
                 ---------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, JUNE 16, 2000
                 ---------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Baldwin Piano & Organ Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at 11:00 a.m., Cincinnati time, Friday, June 16, 2000, at 4680 Parkway Drive, Mason, Ohio. The proxy is revocable at any time prior to its exercise by written notice or in person at the Annual Meeting.

     Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board of Directors, for the ratification of the Company's auditors and against the shareholder proposal described herein. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. Any proxy given by a Shareholder of record may be revoked at any time prior to its use by execution of a later-dated proxy, by a personal vote at the Annual Meeting, or by written notice to the Company's Secretary.

     This proxy material is being sent to Shareholders on or about May 17, 2000, together with the Company's 1999 Annual Report, which includes certified financial statements for the fiscal year ended December 31, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Shareholders of record at the close of business on Monday, May 15, 2000 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote 3,462,826 shares of Common Stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the Company's directors and executive officers, see "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers."

     The holders of a majority of the Company's outstanding shares must be present or represented by proxy at the Annual Meeting to constitute a quorum.

     The seven nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked "Withhold Authority to Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

     For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of a single class. Each year the directors are elected to serve for a term of one year. The Board of Directors currently consists of seven members. Shareholders will vote at the Annual Meeting for the election of all seven directors who will constitute the Company's Board of Directors for the one-year term expiring at the Annual Meeting of Shareholders in 2001. All seven current members of the Board of Directors are standing for election at the Annual Meeting except for George E. Castrucci and Roger L. Howe who have informed the Company that they will retire as directors effective as of the date of the Annual Meeting. Both Mr. Castrucci and Mr. Howe generously gave many years of valuable service to the Company as Directors. The Board of Directors has nominated Brent D. Baird and James T. Heffernan to fill these seats.

     All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The following material contains information concerning the nominees for election as directors.

NOMINEES FOR DIRECTORS

     KAREN L. HENDRICKS, age 52, is the Company's Chairman of the Board, Chief Executive Officer and President. Prior to joining the Company in 1994, Ms. Hendricks served as the Executive Vice President and General Manager, Skin Care Division of The Dial Corporation since 1992, where she had full responsibility for Dial's United States bar and liquid soap business and their industrial products. Ms. Hendricks previously was employed for over twenty years by The Procter & Gamble Company in various executive positions in product development and was promoted to General Manager of its Vidal Sassoon Hair Care Company in 1987. In her last two years at Procter & Gamble, she was Manager of Worldwide Strategic Planning for their hair care business. She also currently serves as a director of ACNielsen Corporation and Columbia Energy Group.

     BRENT D. BAIRD, age 61, has not previously served as a director of the Company. Mr. Baird is currently a private investor. Prior to 1992 he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is the chairman of the board of directors of First Carolina Investors, Inc., president and a director of Merchants Group, Inc. and a director of Todd Shipyards Corporation, Exolon-ESK Company, Ecology and Environment, Inc., Marine Transport Corporation, Allied Healthcare Products, Inc. and M&T Bank Corporation.

     WILLIAM B. CONNELL, age 59, has served as a director of the Company since July 1995. In January 1997, Mr. Connell was named Lead Director by the Board of Directors. Since 1994, he has also served as the Chairman of EDB Holdings, Inc., a privately held company engaged in the international retail sale of optical eyewear, and has been a director since 1988. From 1990 to 1994, Mr. Connell served as President and Vice Chairman of Whittle Communications, a limited partnership that specialized in multi-media services. Mr. Connell was formerly Vice President of the Procter & Gamble Company from 1984 to 1989. He also currently serves as a director of Remington Products Company and Information Resources, Inc.

     HERBERT A. DENTON, age 53, has served as a director of the Company since September 1999. Mr. Denton is President of Providence Capital, Inc., a private investment bank and registered broker dealer. Mr. Denton currently serves on the board of directors for Chic by H.I.S., Inc. and Mesa Air Group, Inc.

     JOHN H. GUTFREUND, age 70, has served as a director of the Company since March 1998. Mr. Gutfreund is President of Gutfreund & Company, Inc., a New York based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. Mr. Gutfreund was the former Chairman and Chief Executive Officer of Salomon Brothers from 1981 to 1991. He also currently serves as a director of Foamex International Inc., LCA-Vision, Inc., Universal Bond Fund, Ascent Assurance, Inc., Evercel, Inc. and AMBI, Inc.

     JOSEPH H. HEAD, JR., age 67, has been a director of the Company since May 1987 and was previously a director from November 1983 until June 1986. He also served as Secretary of the Company from its formation until May 1989. Mr. Head is Chairman, former Chief Executive Officer and a director of Atkins & Pearce, Inc., a manufacturer of industrial textiles, since 1990. He also currently serves as a director of Fifth Third Bancorp, since 1987.

     JAMES T. HEFFERNAN, age 54, has not previously served as a director of the Company. Mr. Heffernan has been a private investor and investment banker since 1996. From 1987 through 1996, Mr. Heffernan was Managing Director and general partner of Whitman, Heffernan & Rhein & Co., Inc. ("WHR"), an investment advisory and merchant banking company with limited partners including major pension funds. Further, WHR served as an advisor to companies, boards of directors and creditor groups. Mr. Heffernan was Chief Financial Officer, Chief Operating Officer and a director of Danielson Holding Corporation from 1990 to 1996. Mr. Heffernan also served as Chairman of Herman Holdings, Inc. from 1993 to 1996 and Chairman from 1995 to 1996 of its subsidiary, Herman Sporting Goods, Inc. He also currently serves as a director of United Natural Foods, Inc., Columbia Energy Group, Herman Holdings, Inc., and Herman Sporting Goods, Inc. He is also a Trustee of New York Racing Association.

     There are no family relationships among any of the directors nor among any of the directors and any executive officers of the Company.

     Ms. Hendricks' employment agreement with the Company provides that she will be nominated as a director of the Company for each year of her employment as described under "Executive Compensation -- Employment Contracts and Change of Control Agreements".

BYLAW PROVISIONS

     Article II, Section 11 of the Company's Bylaws provide that:

     (A) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in Article II, Section 11 of the Bylaws, who is entitled to vote at the meeting and who complies in all respects with the notice procedures set forth in Article II, Section 11 of the Bylaws.

     (B) For nominations or other business to be properly brought before an annual meeting pursuant to clause (iii) of paragraph (A) of Article II, Section 11 of the Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company in the form set forth below, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the date set by the Board for the Company's annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. To be in proper form, such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (each, a "Stockholder Nominee") all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder; (ii) as to each Stockholder Nominee, such person's (x) written consent (with notarized signature) to be named in the proxy statement as a nominee and to serving as a director, if elected, (y) written undertaking (with notarized signature) to attend in person at least 75 percent of the meetings, regular or otherwise, of the Board, if elected and (z) written representation (with notarized signature) that such Stockholder Nominee (1) does not hold any position with, or beneficial interest in, any entity which engages in competition with the Company or whose interests are antagonistic to the interests of the Company, (2) has no fiduciary or other interest contrary to the interests of the Company, and (3) has never been charged or convicted or been the subject of a consent decree under securities, commodities, antitrust, consumer protection or similar laws in any jurisdiction; (iii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iv) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Company's books and of such beneficial owner and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     (C) Notwithstanding anything in the second sentence of paragraph (B) of
Article II, Section 11 of the Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the date set by the Board for the Company's annual meeting, a stockholder's notice required by Article II, Section 11 of the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is made by the Company.

BOARD MEETINGS -- COMMITTEES OF THE BOARD

     The Board of Directors of the Company met 13 times during the year ended December 31, 1999. In 1999, all directors attended 100% of the meetings of the Board of Directors and all committees on which the director served during his or her term except for Mr. Castrucci who attended over 91%.

     The Board of Directors has an Executive Compensation Committee and an Audit Committee. The Executive Compensation Committee reviews the Company's compensation policies and the salaries and compensation levels of the Company's executive management. The Audit Committee reviews the Company's accounting practices and controls. In 1999, the Executive Compensation Committee consisted of Messrs. Head and Howe and the Audit Committee was comprised of Messrs. Castrucci, Connell and Gutfreund. The Executive Compensation Committee met one time in 1999 and the Audit Committee met two times.

     The Board of Directors serves as the Company's Nominating Committee.

     In January 1997, the Board of Directors created the position of Lead Director and appointed Mr. Connell to that position. The Lead Director is a non-management director whose additional duties include facilitating communication between Company management and the Board of Directors and among the directors, coordinating a performance assessment of the Chief Executive Officer, facilitating the process of Board of Directors meetings and conducting a formal evaluation of the Board of Directors by the Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of May 15, 1999.

                                                                  AMOUNT AND
                                                                  NATURE OF
                    NAME AND ADDRESS OF                           BENEFICIAL        PERCENT OF
                    BENEFICIAL OWNER(1)                           OWNERSHIP           CLASS
                    -------------------                           ----------        ----------
Heartland Advisors, Inc.....................................       727,100(1)(2)       21.1%
Cameron Baird Foundation....................................       500,700(3)          14.5%
Bolero Investment Group, L.P................................       403,569(4)          11.7%
State of Wisconsin Investment Board.........................       300,000(5)           8.7%
Dimensional Fund Advisors Inc...............................       285,500(6)           8.3%
Herbert A. Denton...........................................       262,300(7)           7.6%
Franklin Resources, Inc.....................................       173,600(8)           5.0%

---------------

(1) Based upon the Schedule 13D's and Schedule 13G's provided to the Company by the named shareholders: the address of Heartland Advisors, Inc. is 790 North Water Street, Milwaukee Wisconsin 53202; the address of Cameron Baird Foundation is 1350 One M&T Plaza, Buffalo, New York 14203; the address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707; the address of Bolero Investment Group, L.P. is 25 S.E. 2nd Avenue, Suite 720, Miami, Florida 33131; the address of Herbert A. Denton is 730 Fifth Avenue, New York, New York 10019; the address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; and the address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404.

(2) Pursuant to Amendment No. 8 to Schedule 13G dated January 12, 2000, Heartland Advisors, Inc., last informed the Company that it is a registered investment adviser that may be deemed the beneficial owner of 727,100 shares of Common Stock. Heartland Advisors, Inc. has sole dispositive power and sole voting power over all 727,100 shares.

(3) Pursuant to Amendment No. 3 to Schedule 13D dated April 7, 2000 filed by The Cameron Baird Foundation (the "Foundation"), Brent D. Baird, Anne S. Baird, Bridget B. Baird, successor trustee, Jane D. Baird, Bruce C. Baird, Brian D. Baird, successor trustee, and Aries Hill Corp. (collectively, the "Baird Parties"), the Baird Parties beneficially own 500,700 shares of Common Stock in the aggregate. The Baird Parties have informed the Company that the Foundation is a charitable private foundation, that Aries Hill Corp., is a private holding company owned by various members of the Baird family, and that the other Baird Parties are individuals and/or individuals serving as trustees of various trusts under trust agreements with Cameron Baird and Flora M. Baird. Each of the Baird Parties has sole voting and dispositive power over the number of shares as follows: the Foundation -- 216,000 shares; Brent D. Baird -- 35,000 shares; Anne S. Baird -- 10,000 shares; Bridget B. Baird, successor trustee -- 69,700 shares; Jane D. Baird -- 125,000 shares; Bruce C. Baird -- 10,000 shares; Brian D. Baird, successor trustee -- 20,000 shares; and Aries Hill Corp. -- 15,000 shares.

(4) Pursuant to Amendment No. 14 to Schedule 13D filed on January 18, 2000 by Bolero Investment Group, L.P. ("Bolero"), Kenneth W. Pavia, Sr. ("Pavia"), FHI, Inc. ("FHI"), Florence Partners Inc. ("Florence") and Charles Powers ("Powers") (collectively, "Bolero Investment Group, et. al"), Bolero, a limited partnership whose principal business is investing in marketable securities, directly owns 300,260 shares of Common Stock. FHI, whose principal business is private investment banking, directly owns 51,000 shares of Common Stock, and Florence, a corporation whose principal business is investing in marketable securities, directly owns 52,309 shares of Common Stock. As a result, Pavia, whose principal business is to make and hold investments, and who is the sole general partner of Bolero and the founder, a director, and the sole executive officer and shareholder of FHI and the managing director of Florence, may be deemed the beneficial owner of 403,569 shares of Common Stock. Powers, whose principal business is to make and hold investments, and who is the sole director, executive officer and shareholder of Florence, and a limited partner of Bolero, may be deemed the beneficial owner of 52,309 shares of Common Stock. In these Amendments, Messrs. Pavia and Powers have disclaimed beneficial ownership of the shares that may be attributed to them and the reporting persons have stated that they have not affirmed the existence of a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934.

(5) Pursuant to Amendment No. 6 to Schedule 13G dated February 10, 2000, State of Wisconsin Investment Board last informed the Company that it is a government agency which manages public pension funds and that it may be deemed the beneficial owner of 300,000 shares of Common Stock. State of Wisconsin Investment Board has sole dispositive power and sole voting power over all 300,000 shares.

(6) Pursuant to Schedule 13G, as last amended dated February 4, 2000, Dimensional Fund Advisors Inc. stated that it is a registered investment adviser that may be deemed the beneficial owner of 285,500 shares of Common Stock as a result of its role as investment advisor to four investment companies and investment manager to certain other investment vehicles, including commingled group trusts. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. Dimensional Fund Advisors Inc. has sole dispositive power and sole voting power over all 285,500 shares.

(7) Pursuant to Amendment No. 1 to Schedule 13D dated September 9, 1999, Herbert
    A. Denton is the beneficial owner of 260,300 shares of Common Stock. Of these shares, 185,300 are owned of record by U.S. Value Investment Co., plc ("USVI") to which Mr. Denton is sole advisor, and 75,000 are owned of record by Providence Investors, LLC, to which Mr. Denton is co-advisor. Mr. Denton and USVI may be deemed to have sole power to vote and dispose of 185,300 shares and Mr. Denton is deemed to have shared power to vote and dispose of 75,000 shares. Mr. Denton also has the right to acquire 2,000 shares of Common Stock pursuant to outstanding stock options granted by the Company to him upon his becoming a director of the Company in September 1999.

(8) Pursuant to Amendment No. 2 to Schedule 13G, dated January 13, 2000, Franklin Resources, Inc. ("Franklin") last informed the Company that it is a holding company through which it is the beneficial owner of 173,600 shares of Common Stock. Franklin's investment subsidiary, Franklin Mutual Advisers, LLC, is an investment advisor that has sole dispositive power and sole voting power over all 173,600 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each nominee, each named executive and all current executive officers and directors as a group as of May 15, 1999.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL        PERCENT OF
                  NAME OF BENEFICIAL OWNER                        OWNERSHIP           CLASS
                  ------------------------                        ----------        ----------
CURRENT DIRECTORS AND NOMINEES
  Karen L. Hendricks........................................       196,500(1)(2)        5.6%
  Brent D. Baird............................................       500,700(3)          14.5%
  Herbert A. Denton.........................................       262,300(2)           7.6%
  Joseph H. Head, Jr........................................        30,000(2)           0.9%
  Roger L. Howe.............................................        29,000(2)           0.9%
  George E. Castrucci.......................................        22,000(2)           0.6%
  William B. Connell........................................        11,000(2)           0.3%
  John H. Gutfreund.........................................        14,000(2)           0.4%
  James. T. Heffernan.......................................             0                0%

NAMED EXECUTIVE OFFICERS
  Duane D. Kimble...........................................        19,000(1)           0.5%
  Daniel B. Baker...........................................        14,500(1)           0.4%
  George C. Huebner.........................................        24,000(1)           0.7%
  Perry H. Schwartz.........................................        15,500(1)           0.4%
  Randolph R. Marks.........................................         5,000              0.1%
  All current executive officers and directors as a group
     (10 persons)...........................................       613,800(1)(2)       16.4%

---------------

(1) Includes shares owned beneficially subject to the holder's right to exercise outstanding incentive stock options: 40,000 shares for Ms. Hendricks, 24,000 shares for Mr. Huebner, 15,500 shares for Mr. Schwartz, 14,000 shares for Mr. Kimble and 14,500 shares for Mr. Baker.

(2) Includes shares owned beneficially subject to the holder's right to exercise outstanding non-qualified stock options: 119,000 shares for Ms. Hendricks, 20,000 shares for each of Messrs. Head and Castrucci, 14,000 shares for Mr. Howe, 10,000 shares for Mr. Connell, 4,000 shares for Mr. Gutfreund and 2,000 shares each for Messrs. Denton and Huebner.

(3) See note (3) to the table in "-- Holders of More than Five Percent Beneficial Ownership."

     No agreements, formal or informal, exist among the various officers and directors to vote their shares collectively. Except as otherwise indicated herein, no director is a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company. In addition, except as otherwise indicated herein, no director nor any associate of any director has any arrangements or understandings with any person with respect to any future employment by the Company or with respect to any future transaction to which the Company will or may be a party. See "Executive Compensation-Employment Contracts and Change in Control Agreements."

RIGHTS AGREEMENT

     The preceding tables under "Holders of More than Five Percent Beneficial Ownership" and "Security Ownership of Directors and Executive Officers" do not reflect the effect of the Rights Agreement entered into by the Company in October 1998 (the "Rights Agreement"). Pursuant to the terms of the Rights Agreement, the Board of Directors of the Company authorized the issuance of one common share purchase right (a "Right") with respect to each outstanding share of Common Stock. The Rights were issued on October 23, 1998 to the holders of record of Common Stock on October 22, 1998. Each Right entitles the registered holder to purchase from the Company one share of Common

Stock at a price of $45.00 (the "Purchase Price"), subject to adjustment. All of the rights previously issued by the Company under its September 1996 rights agreement were redeemed in April 1998.

     Initially, the Rights will attach to all Common Stock certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Voting Shares (as defined below) of the Company other than pursuant to a Qualifying Offer (as defined below), or such earlier or later date (not beyond the thirtieth day after the share acquisition date) as the Company's Board of Directors may from time to time by resolution adopted prior to the Distribution Date that otherwise would have occurred, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person. "Voting Shares" means (i) the Common Stock and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger or consolidation of the Company, any sale of all or substantially all of the Company's assets or any liquidation, dissolution or winding up of the Company.

     Until the Distribution Date, (or earlier redemption or expiration of the rights), the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after October 22, 1998, but prior to the Distribution Date shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement. Promptly following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock at the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on October 12, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If any person becomes an Acquiring Person, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of Common Stock that at the time of such acquisition would have a market value of two times the purchase price of the Right.

     If, at any time after a person becomes an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the purchase price of the Right.

     The offer and sale of the Common Stock issuable upon the exercise of the Rights will be registered with the Securities and Exchange Commission, but such registration will not be effective until the Rights become exercisable. As described above, however, the Rights will not be transferable separately from the Common Stock until the Distribution Date.

     The number of shares of Common Stock or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

     The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     At any time after a person becomes an Acquiring Person and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares (other than pursuant to a Qualifying Offer), the Company's Board of Directors, may, at its option, issue Common Stock in mandatory redemption of, or in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such acquiring Person or group which would become null and void) at an exchange ratio of one share of Common Stock for each two shares for which each Right is then exercisable, subject to adjustment.

     At any time before a person becomes an Acquiring Person, the Board of Directors may redeem all, but not less than all, of the then outstanding Rights at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Company's Board of Directors without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the Distribution Date no such amendment may materially and adversely affect the interests of the holders of the Rights.

     The Rights will not be exercisable if a person or group were to acquire 15% or more of the Voting Shares pursuant to a "Qualifying Offer." A "Qualifying Offer" is defined as an all cash tender offer for all outstanding voting shares of the Company which meets the requirements specified in the Agreement, including:

          (1) the offer is accompanied by firm written commitments from responsible financial institutions to provide funds for such offer which, when added to the offeror's available cash, will be sufficient to pay for all shares on a fully-diluted basis and the second-step transaction described below; and

          (2) after consummation of the offer, the offeror will own at least 75% of the then outstanding voting shares of the Company; and

          (3) the offer remains open for at least 45 business days; and

          (4) the offer is accompanied by a written opinion of a nationally recognized investment banking firm stating that the price to be paid in the offer is fair from a financial point of view to the Company's stockholders; and

          (5) the offeror agrees to consummate the second-step transaction in which all shares not acquired upon completion of the tender offer will be acquired at the same price per share paid in such offer.

     The Independent Directors Committee of the Company will review the Rights Plan at least every two years and, if a majority of the members of the Independent Directors Committee deems it appropriate, may recommend a modification or termination of the Rights Plan.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights agreement. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8-K dated October 12, 1998. Shareholders may obtain a copy of the Rights Agreement free of charge from the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by the Company's Chief Executive Officer, each of the Company's other four most highly compensated executive officers in 1999 and one additional individual who would have been one of the Company's most highly compensated executive officers if he had still been an executive officer of the Company on December 31, 1999. Information is provided for each of the last three fiscal years or such shorter period during which the named executive served as an executive officer of the Company.

                                                                      LONG TERM
                                                                 COMPENSATION AWARDS
                                                               -----------------------
                                        ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                                        --------------------     STOCK      UNDERLYING    ALL OTHER
           NAME AND                      SALARY      BONUS       AWARDS      OPTIONS     COMPENSATION
      PRINCIPAL POSITION         YEAR    (1)($)      (2)($)      (3)($)        (#)          (4)($)
      ------------------         ----   ---------   --------   ----------   ----------   ------------
Karen L. Hendricks               1999   $372,000    $   -0-      10,000       10,000       $13,245
  Chairman, Chief Executive      1998    350,000        -0-         -0-       10,000        30,039
  Officer and President          1997    350,000     98,000      12,500       29,000        27,100
Duane D. Kimble                  1999   $175,000        -0-         -0-        4,000       $19,426
  Executive Vice President,      1998     67,282        -0-         -0-       10,000        12,373
  Chief Financial Officer        1997        -0-        -0-         -0-          -0-           -0-
  And Corporate Secretary
Daniel B. Baker                  1999   $144,130    $   -0-         -0-        2,500       $ 4,825
  Senior Vice President,         1998    132,275        -0-         -0-        2,500         9,529
  Music Sales                    1997    115,000     24,200         -0-        2,000         5,158
George C. Huebner(5)             1999   $129,229    $15,000         -0-        3,000       $ 5,938
  Former Senior Vice             1998    120,750     39,159         -0-        3,000         8,591
  President and General          1997    116,917      8,962         -0-        3,000         7,783
  Manager, Keyboard Acceptance
  Corporation
Perry H. Schwartz                1999   $143,833    $   -0-         -0-          -0-       $ 2,827
  Senior Vice President and      1998    186,000        -0-         -0-        2,500        13,306
  Treasurer                      1997    180,000     30,240         -0-        3,000         7,049
Randolph R. Marks(6)             1999   $160,000    $   -0-         -0-        5,000       $20,046
  Former Executive Vice          1998    215,000     38,700         -0-       20,000        19,775
  President, Piano Operations    1997        -0-        -0-         -0-          -0-           -0-

---------------

(1) Includes amounts contributed by the following named executives to the Baldwin Piano & Organ Company Retirement Plan for Salaried Employees and the Baldwin Piano & Organ Company Non-Qualified Deferred Compensation Plan as elective salary reduction contributions.

                                                 1999           1998           1997
                                                -------        -------        -------
Karen L. Hendricks..........................    $21,160        $20,500        $20,000
Duane D. Kimble.............................     15,730          6,198            -0-
Daniel B. Baker.............................     12,712          7,817          6,797
George C. Huebner...........................      7,122          7,666          6,910
Perry H. Schwartz...........................      4,315         10,993          5,400
Randolph R. Marks...........................     12,942         12,185            -0-

(2) The bonuses are shown for the years earned, but were paid in the following year except for Mr. Huebner's 1999 bonus that was paid in 1999. That bonus was for the purpose of inducing Mr. Huebner to assist with the transition of the Keyboard Acceptance Corporation operations to its buyer.

(3) In 1994, the Company's Board of Directors adopted the Company's 1994 Long Term Incentive Plan pursuant to which awards of restricted stock based upon the Company's stock performance in comparison to the Russell 2000 index could be made. No shares of restricted stock have been earned to date under this Plan. The 12,500 shares of restricted stock granted to Ms. Hendricks in 1997 were issued pursuant to the terms of her employment agreement with the Company. The 10,000 shares of restricted stock granted to her in 1999 were issued pursuant to the Company's 1998 Omnibus Stock Plan and will vest 100% on the third anniversary of the grant date. At December 31, 1999, 15,000 shares of restricted stock granted to Ms. Hendricks were unvested and had a market value of $127,500.

(4) "All Other Compensation" includes, as shown below, amounts contributed by the Company under the Baldwin Piano & Organ Company Retirement Plan for Salaried Employees; amounts contributed by the Company under the Baldwin Piano & Organ Company Non-Qualified Deferred Compensation Plan; group term life insurance premiums paid by the Company on policies obtained by the Company for all employees; relocation expenses incurred by Mr. Marks and Mr. Kimble; special incentive payments to Messrs. Kimble and Marks; life insurance premiums paid by the Company for $500,000 of executive life insurance on the life of Ms. Hendricks; and insurance premiums paid by the Company for supplemental disability coverage for Ms. Hendricks providing $10,000 in excess disability coverage per month. The net proceeds of the executive life policy is payable to the estate of Ms. Hendricks.

                                                       ALL OTHER COMPENSATION
                                                -------------------------------------
                                                 1999           1998           1997
                                                -------        -------        -------
Karen L. Hendricks
  Retirement Plan...........................    $11,160        $23,939        $21,000
  Executive Insurance.......................          0          2,400          2,400
  Disability Insurance......................        885          1,480          1,480
  Group Life Insurance......................      1,200          2,220          2,220
                                                -------        -------        -------
     Totals.................................    $13,245        $30,039        $27,100
                                                =======        =======        =======
Duane D. Kimble
  Retirement Plan...........................    $ 2,850        $     0        $     0
  Group Life Insurance......................        576            355              0
  Relocation Expenses.......................          0         12,018              0
  Incentive Payment.........................     16,000              0              0
                                                -------        -------        -------
     Totals.................................    $19,426        $12,373        $     0
                                                =======        =======        =======
Daniel B. Baker
  Retirement................................    $ 4,324        $ 8,663        $ 4,425
  Group Life Insurance......................        501            866            733
                                                -------        -------        -------
     Totals.................................    $ 4,825        $ 9,529        $ 5,158
                                                =======        =======        =======
George C. Huebner
  Retirement Plan...........................    $ 5,502        $ 7,783        $ 7,015
  Group Life Insurance......................        436            808            768
                                                -------        -------        -------
     Totals.................................    $ 5,938        $ 8,591        $ 7,783
                                                =======        =======        =======
Perry H. Schwartz
  Retirement Plan...........................    $ 2,158        $12,067        $ 5,850
  Group Life Insurance......................        669          1,239          1,199
                                                -------        -------        -------
     Totals.................................    $ 2,827        $13,306        $ 7,049
                                                =======        =======        =======

                                                       ALL OTHER COMPENSATION
                                                -------------------------------------
                                                 1999           1998           1997
                                                -------        -------        -------
Randolph R. Marks
  Retirement Plan...........................    $ 6,570        $     0        $     0
  Group Life Insurance......................        576          1,315              0
  Relocation Expenses.......................          0         18,460              0
  Incentive Payment.........................     12,900              0              0
                                                -------        -------        -------
     Totals.................................    $20,046        $19,775        $     0
                                                =======        =======        =======

(5) Mr. Huebner's employment with the Company terminated on March 10, 2000 in connection with the sale of Keyboard Acceptance Corporation.

(6) The Company hired Mr. Marks effective January 1, 1998. His employment terminated effective August 13, 1999.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into a new Employment Agreement with Karen L. Hendricks in June 1997, which was amended in September 1999. Pursuant to the terms of her Employment Agreement, Ms. Hendricks will be employed as the Chief Executive Officer, President and Chairman of the Board of the Company and she will be nominated as a director for each year of her employment. Her Employment Agreement provides that Ms. Hendricks will continue in the Company's employ until August 31, 2002, and thereafter, without a specified term, until terminated by the Company or Ms. Hendricks. Ms. Hendricks will receive an annual base salary of no less than $350,000. She will participate in the Company's management incentive plans at the highest participant level and will receive all other benefits normally accorded to the Company's senior officers. Ms. Hendricks' Employment Agreement further provides that, in addition to the customary insurance provided to Company employees, the Company will purchase a $500,000 term life insurance policy on her life payable to her beneficiaries and supplemental disability coverage providing $10,000 in excess disability coverage per month. As an added inducement for Ms. Hendricks to enter into the Employment Agreement, her Employment Agreement further provided that she would receive a grant of an additional 19,000 non-qualified stock options, such options having an exercise price equal to the fair market value of the Company's Common Stock as of such date. As a further inducement for Ms. Hendricks to enter into the Employment Agreement, her Employment Agreement provided that she would receive a restricted stock grant of 12,500 shares of the Company's common stock in 1997, with 20% of such shares vesting on execution of the Employment Agreement and the remaining shares vesting 20% on January 1 of each year through January 1, 2001, but only if Ms. Hendricks is employed by the Company on such vesting dates. In March 1999, Ms. Hendricks was granted 10,000 additional shares of restricted stock pursuant to the Company's 1998 Omnibus Stock Plan, which will vest 100% on the third anniversary of the grant date. Her Employment Agreement provides that she may receive additional restricted stock grants in the future.

     Ms. Hendricks' Employment Agreement provides that in the event the Company terminates her employment without cause, the Company will continue to pay her as severance pay her normal monthly salary for 36 months following termination. At Ms. Hendricks' option, she may elect to be paid a single lump sum, discounted to present value, within thirty (30) days following termination. In the event the Company terminates Ms. Hendricks' employment without cause, the Company shall also pay the cost of out placement services for Ms. Hendricks up to an amount equal to 15% of her annual base salary at the time her employment is terminated. In the event Ms. Hendricks is terminated for cause, she shall receive her salary through the effective date of termination and all incentive payments earned by but not yet paid to her prior to such date. Such amounts shall be paid by the Company within 30 days of the effective date of such termination. Ms. Hendricks' Employment Agreement contains covenants by Ms. Hendricks not to compete with the Company for a period of one year after termination of her Employment Agreement by Ms. Hendricks or by the Company for cause or upon her disability.

     If Ms. Hendricks voluntarily terminates her employment with the Company for any reason prior to December 1, 2001, she shall receive her salary through the effective date of termination and all incentive payments earned but not yet paid to her prior to such date. If Ms. Hendricks voluntarily terminates her employment with the Company for any reason after December 1, 2001 and (1) she delivers written notice to the Board of Directors of such termination, (2) such termination is effective no later than nine months after receipt of that notice by the Board of Directors, (3) she devotes her full time efforts to her responsibilities to the Company through the effective date of her termination,
(4) no circumstances exist that would constitute termination for cause, and (5) she cooperates in good faith with the Board of Directors to recruit a qualified successor and, if a successor is recruited prior to her termination, to accomplish an effective transition, then Ms. Hendricks will be entitled to the same severance payment described above as if she had been terminated without cause by the Company.

     The Company has entered into agreements with Karen L. Hendricks, Daniel B. Baker, Duane D. Kimble, and Perry H. Schwartz (the "Change in Control Agreements"). These Change in Control Agreements provide that if there is a change in control of the Company and such executive officer's employment with the Company is terminated within a stated time period thereafter, the Company must pay certain compensation and provide certain perquisites to the executive officer. The Change in Control Agreements have a term of five years, except for Ms. Hendricks' agreement which expires on August 31, 2003.

     Ms. Hendricks' Change in Control Agreement provides that if a change in control occurs during the term of the agreement and either the Company or Ms. Hendricks terminates her employment under the circumstances described below, then, Ms. Hendricks will receive 2.99 times the average annual salary and average annual bonus and/or incentive compensation that she received over the five years immediately preceding her termination. At Ms. Hendricks' option, such severance compensation may be paid by the Company over 36 months or in a lump sum discounted to present value. The change in control payment to Ms. Hendricks will become payable in the following circumstances: (1) termination of her employment, with or without cause, within three years following any change in control other than a change in control related to the Company's sale simultaneously or sequentially of all or substantially all of the assets of operations of any two of the Company's three businesses of music, contract electronics or finance; (2) termination of her employment within 45 days prior to a change in control relating to the sale of two divisions, for reasons other than for cause; and (3) termination of her employment within three years following a change in control relating to the sale of two divisions, either by the Company without cause or by Ms. Hendricks for any reason, provided that if termination is by Ms. Hendricks, she delivers nine months' prior written notice of termination to the Board of Directors and satisfies the same conditions described above as would entitle her to receive a severance payment under her employment agreement if she were to terminate her employment after December 1, 2001. No change in control payment shall be paid if the termination of Ms. Hendricks' employment is due to her death, disability or retirement after her normal retirement date.

     Ms. Hendricks' Change in Control Agreement also provides that health and life insurance coverage will be maintained by the Company at the level in existence at the time of her termination, and that Ms. Hendricks will be fully vested and continue her participation in all employee retirement plans maintained by the Company on the date of her termination, either for 36 months or until Ms. Hendricks becomes employed by any other employer. Pursuant to Ms. Hendricks' Change in Control Agreement, any agreement not to compete entered into by the Company and Ms. Hendricks shall remain in effect.

     The Change in Control Agreements of Messrs. Baker, Kimble, and Schwartz are substantially identical. Pursuant to Mr. Kimble's Change in Control Agreement, if a change in control occurs during the term of the agreement and the Company terminates his employment, either by actual termination or by constructive termination, within two years after the change in control or within 45 days prior to the change in control, then Mr. Kimble will receive two times his average annual salary and average annual bonus and/or incentive compensation that he received over the five years immediately preceding his termination. Pursuant to the Change in Control Agreements for Messrs. Baker and

Schwartz, if a change in control occurs during the term of the agreement and the Company terminates the employment of the executive officer within one year after the change in control, the executive officer will receive the average annual salary and average annual bonus and/or incentive compensation that he received over the five years immediately preceding his termination. At the executive officer's option, such severance compensation may be paid by the Company over 24 months (in the case of Mr. Kimble) and over 12 months (in the case of Messrs. Baker and Schwartz) or in a lump sum discounted to present value. These Change in Control Agreements further provide that health and life insurance coverage will be maintained at the level in existence at the time of his termination, and that the executive officer will be fully vested and continue his participation in all employee retirement plans maintained by the Company on the date of his termination, either for 24 months (in the case of Mr. Kimble) and for 12 months (in the case of Messrs. Baker and Schwartz) or until the executive officer becomes employed by any other employer. Also, pursuant to these Change in Control Agreements, the executive officers are subject to an agreement not to compete with the Company for one year following the date of termination.

     The Change in Control Agreements for each of Ms. Hendricks and Messrs. Baker, Kimble, and Schwartz also provide that all stock options, restricted stock and other incentive awards granted to such executive officers will, upon termination of employment, immediately vest in full and the executive officers will be entitled to receive immediately upon termination the cash value of any long term incentives payable under any long term incentive compensation plans maintained by the Company on the date of termination.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants by the Company of stock options to each of the named executives during 1999.

                              INDIVIDUAL GRANTS(1)
--------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                       NUMBER OF                                                       ANNUAL RATE OF
                       SECURITIES      % OF TOTAL                                        STOCK PRICE
                       UNDERLYING       OPTIONS                                       APPRECIATION FOR
                        OPTIONS        GRANTED TO      EXERCISE OR                     OPTION TERMS(4)
                        GRANTED       EMPLOYEES IN     BASE PRICE     EXPIRATION    ---------------------
        NAME             (#)(2)      FISCAL YEAR(3)     ($/SHARE)        DATE        5%($)       10%($)
        ----           ----------    --------------    -----------    ----------    --------    ---------
Karen L. Hendricks       10,000           20.8%          $7.625        04/12/09     $47,953     $121,523
Duane D. Kimble           4,000            8.3%          $7.625        04/12/09     $19,181     $ 48,609
Daniel B. Baker           2,500            5.2%          $7.625        04/12/09     $11,988     $ 30,381
George C. Huebner         3,000           6.25%          $7.625        04/12/09     $14,386     $ 36,457
Perry H. Schwartz           -0-             --               --              --         -0-          -0-
Randolph R. Marks         5,000           10.4%          $7.625        04/12/09     $23,977     $ 60,762

---------------

(1) All grants were made at the fair market value on the grant date.

(2) Options vest over a four year period, 20% on the grant date and 20% on each anniversary of the grant date.

(3) Total options granted to all executive officers and other employees of the Company in 1999 were for an aggregate of 48,000 shares of Common Stock.

(4) Calculated based upon assumed stock prices for the Company's Common Stock assuming 5% and 10% annual rates of stock appreciation are achieved over the full term of the options granted to the executive officers reflected in the table. The potential realizable gain equals the product of the number of shares underlying the stock option grant and the difference between the assumed stock price and the exercise price of each option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information regarding individual exercises of stock options during 1999 by each of the named executives.

                                                                         NUMBER OF             VALUE OF
                                                                   SECURITIES UNDERLYING      UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS AT            OPTIONS AT
                                                                         12/31/99              12/31/99
                            SHARES ACQUIRED                            EXERCISABLE/          EXERCISABLE/
                              ON EXERCISE       VALUE REALIZED         UNEXERCISABLE         UNEXERCISABLE
           NAME                   (#)                ($)                  (1)(#)               (2)(3)($)
           ----             ---------------     --------------     ---------------------     -------------
Karen L. Hendricks                -0-                $-0-                 131,400/              $41,750/
                                                                           27,600                 7,000
Duane D. Kimble                   -0-                 -0-                   4,800/              $   700/
                                                                            9,200                 2,800
Daniel B. Baker                   -0-                 -0-                   8,700/              $   438/
                                                                            5,800                 1,750
George C. Huebner                 -0-                 -0-                  17,400/              $   525/
                                                                            9,600                 2,100
Perry H. Schwartz                 -0-                 -0-                  10,800/              $     0/
                                                                            4,700                     0
Randolph R. Marks                 -0-                 -0-                       0/              $     0/
                                                                                0                     0

---------------

(1) See note (2) to the table appearing under "Option Grants in Last Fiscal Year" regarding the vesting of options granted in 1999.

(2) The shares of the Company's Common Stock issuable upon the exercise of non-qualified stock options (except as noted below), have not been registered under the Securities Act of 1933 ("1933 Act"). Generally, such shares may not be resold by the holder for a minimum period of one year following exercise of the option. The shares of the Company's Common Stock issuable upon the exercise of outstanding stock options granted under the Company's 1994 Incentive Stock Option Plan and 1998 Omnibus Stock Plan, and the shares issuable upon the exercise of 100,000 non-qualified stock options granted to Ms. Hendricks under her employment agreement, have been registered under the 1933 Act and generally can be resold immediately upon exercise.

(3) Based on a December 31, 1999 closing sale price on the Nasdaq National Market of $8.50 per share.

COMPENSATION OF DIRECTORS

     In 1999, non-employee directors of the Company were compensated for serving on the Board of Directors and the committees thereof, in the amount of $10,000 per year, payable in quarterly installments, and received an additional $900 for each Board of Directors meeting and each committee meeting attended in person or by telephone. Such directors are reimbursed for all reasonable expenses incurred in connection with their services and receive an annual grant of 2,000 non-qualified stock options under the 1998 Omnibus Stock Plan having an exercise price equal to the market price on the date of the grant. Ms. Hendricks receives no additional compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Head and Howe comprised the Company's entire Executive Compensation Committee during 1999, and were both non-employee directors of the Company. No director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates Messrs. Head or Howe.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     For the Company's 1999 fiscal year, the Executive Compensation Committee of the Board of Directors (the "Committee") was at all times comprised entirely of independent non-employee directors. The Committee is charged with responsibility for reviewing the performance and approving the compensation of the Company's key executives on an annual basis.

     GUIDING PRINCIPLES. In determining compensation, the Committee strives to adhere to the following key principles:

     - executive compensation should directly link individual compensation to the performances of the Company and of its executive officers and key management employees, while at the same time motivating long-term growth in shareholder value;

     - executive compensation for the Company's executive officers must be competitive with similar size companies; and

     - executive compensation should be designed to enhance the Company's ability to attract and retain highly skilled executives.

     In furtherance of these objectives, the Committee and the full Board of Directors have approved and adopted the 1999 Management Incentive Plan (the "MIP"), the 1994 Incentive Stock Option Plan (the "ISOP"), the 1994 Long Term Incentive Plan (the "LTIP") and the 1998 Omnibus Stock Plan (the "Omnibus Plan"). The Committee has established six levels of employee participation in these plans. The size of the possible awards under each plan is dependent in large part upon the level at which an employee is designated for participation. In determining the level of participation for each participant, the Committee subjectively considers the participant's level of responsibility within the Company's organization.

     Pursuant to these plans, the compensation packages that the Company typically offers to its executive officers are comprised of base salary, annual cash bonus and stock options and, for Ms. Hendricks, shares of restricted stock. These plans also allow for grants of restricted stock, stock appreciation rights, performance units and performance shares, although no such grants have been made to date other than for grants of restricted stock to Ms. Hendricks.

     BASE SALARIES. The Company establishes annual base salaries for its executive officers, subject to approval by the Committee. Base salaries may be adjusted annually based primarily on the participant's individual performance and secondarily on the Company's performance. The Company and the Committee subjectively consider any and all factors deemed relevant in adjusting each participant's base salary from time to time.

     ANNUAL CASH BONUSES. The Committee may grant annual cash bonuses based primarily upon the performance of the Company or, if appropriate, a subsidiary, division or business segment thereof. Specific performance targets are established as early as possible at the start of each calendar year and no bonus is payable unless the minimum threshold established is met or exceeded. In 1999, depending on the executive officer's responsibilities, one or more of the following four areas of performance were measured in determining whether bonuses would be earned and in what amounts: (1) the Company's net profit or business unit operating profit; (2) achievement of sales levels; (3) adherence to production schedules; and/or (4) personal key objectives.

     STOCK OPTIONS. The Committee is empowered to grant participants stock options pursuant to the ISOP and the Omnibus Plan. These plans are designed to afford executive officers and key management employees an incentive to acquire a proprietary interest in the Company. The primary objective of both plans is to enhance both the short-term and long-term profitability of the Company by directly linking awards under these plans to increased shareholder values.

     The Committee establishes financial and other performance targets under the ISOP and the Omnibus Plan for the Company and for the individual participants. Such targets serve as guidelines in making the actual awards. The primary factor to be considered by the Committee in awarding stock options is the employee's individual performance, and the Committee retains discretion as to the actual number of options granted under the ISOP and the Omnibus Plan to any individual in a given year.

     The Committee may also award shares of restricted stock under the LTIP and the Omnibus Plan, as well as award stock appreciation rights, performance units and performance shares under the Omnibus Plan. Ms. Hendricks received an award of 10,000 shares of restricted stock in 1999. No other such awards were made in 1999.

     1999 COMPENSATION FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVES. The Committee followed the above philosophies and procedures in determining executive compensation for the Company's 1999 fiscal year. Ms. Hendricks' 1999 base salary was increased to $372,000, a 6.3% increase over the minimum base salary of $350,000 set forth in her employment agreement. Prior to this increase, Ms. Hendricks' base salary had not been increased since 1997.

     The potential for a cash bonus in 1999 for Ms. Hendricks was based solely on a threshold level of Company net profits, which was not achieved. Similarly, no other performance-based bonuses were paid in 1999 to the Company's other executive officers.

     Consistent with the Committee's desire to enhance the long-term profitability of the Company, the Committee awarded stock options to executive officers and a combination of other management employees in 1999 who the Company and the Committee believe can positively impact the Company's results through their individual performance. The Committee awarded Ms. Hendricks a stock option grant of 10,000 shares in 1999 based upon the belief that such grant would provide a substantial link between the Company's future performance and the total value of her compensation package. Stock options were granted to Ms. Hendricks and the other named executives primarily to motivate enhanced individual performance in 2000 and beyond.

     Similarly, the Committee also granted Ms. Hendricks a restricted stock award in 1999 of 10,000 shares that vest on the third anniversary of the grant date. The Committee believed this would incentivize Ms. Hendricks to build long-term value for shareholders and would assist the Company in retaining her services.

     INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION. While the Committee does not believe that the Company's compensation practices have to date raised significant questions as to the deductibility of such compensation for tax purposes, the Omnibus Plan was designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including "performance-based compensation," are generally excluded from this deduction limit. It is contemplated that all stock awards made under the Omnibus Plan will constitute "performance-based compensation" under Section 162(m) of the Code.

     While the Company believes that compensation payable pursuant to the Omnibus Plan generally will be deductible for federal income tax purposes, under certain circumstances such as death, disability, a change in control, or a grant of restricted stock to a Covered Employee that does not qualify as "performance-based compensation" under Section 162(m) of the Code, compensation not qualified under Section 162(m) of the Code may be payable pursuant to the provisions of the Omnibus Plan. The Committee also reserves the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by the Company to satisfy the deductibility requirements will in fact do so.

                      THE EXECUTIVE COMPENSATION COMMITTEE

              Joseph H. Head, Jr.                    Roger L. Howe

COMMON STOCK PERFORMANCE

     The following performance graph compares the Company's cumulative shareholder return over a five year period, assuming $100 invested at December 31, 1994, respectively, in Baldwin Piano & Organ Company common stock, the Russell 2000 index and an industry group index of twenty-four companies within the Russell 2000 index engaged in the manufacture or sale of household furnishing related products. Total shareholder return is based on the increase in the price of the stock and assumes the reinvestment of all dividends.

     The Russell 2000 index consists of the smallest 2,000 companies in the Russell 3000 index. The Company selected the Russell 2000 index as an appropriate index for comparison based upon the Company's similar size to the smaller companies represented in the index. The Company is not included in the Russell 2000 index as of December 31, 1999 due to the Company's smaller market capitalization level.

     The industry household furnishing group is comprised of: American Woodmark Corporation, Basset Furniture Industries, Incorporated, The Bombay Company, Inc., Bush Industries, Inc., Department 56, Inc., Enesco Group, Inc., Ethan Allen Interiors Inc., Furniture Brands International, Inc., Haverty Furniture Cos, Inc., Heilig-Meyers Company, La-Z-Boy Incorporated, Leggett & Platt, Incorporated, Libbey Inc., Mikasa, Inc., Mohawk Industries, Inc., Newell Rubbermaid Inc., Oneida Ltd., Pillowtex Corporation, Salton/Maxim Housewares Inc., Select Comfort Corporation, Shaw Industries, Inc., Springs Industries, Inc., and Westpoint Stevens Inc. The Company selected this industry group because this industry group is the most similar to the Company's business and due to the fact that inadequate information is available regarding the Company's direct competitors in the music industry because many of such direct competitors are not public companies and/or are foreign companies.

                        COMPARATIVE SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                    [GRAPH]

                                                          BPAO                    RUSSELL 2000                 PEER GROUP
                                                          ----                    ------------                 ----------
1994                                                     100.00                      100.00                      100.00
1995                                                     113.64                      128.44                      101.82
1996                                                     102.27                      149.63                      117.43
1997                                                     142.05                      183.08                      146.55
1998                                                      87.50                      178.42                      162.94
1999                                                      78.98                      216.35                      134.80

     As mentioned above, the Company historically has used the household furnishing group for comparison because many of the Company's direct competitors are not public companies and/or are foreign companies. Two of the Company's direct competitors, Allen Organ Company and Steinway Musical Instruments, Inc., are domestic public companies.

     Set forth below is a performance chart comparing the Company's cumulative shareholder return over a three year period, assuming $100 invested at December 31, 1996, respectively, in Baldwin Piano & Organ Company common stock, and an index made up of Allen Organ Company and Steinway Musical Instruments, Inc. Total shareholder return is based on the increase in the price of the stock and assumes the reinvestment of all dividends. Because Steinway Musical Instruments, Inc. did not become a public company until 1996, this three year comparison could not have been made prior to this year.

                                                       1996       1997       1998       1999
                                                      -------    -------    -------    -------
Baldwin Piano & Organ Company.......................  $100.00    $138.89    $ 85.56    $ 75.56
Allen Organ Company and Steinway Musical
  Instruments, Inc..................................  $100.00    $129.33    $142.26    $110.46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more shareholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for the Company's 1999 fiscal year.

OTHER SECURITIES FILINGS

     The information contained in this Proxy Statement under the headings "Executive Compensation -- Report of Compensation Committee on Executive Compensation" and "Executive Compensation -- Common Stock Performance" are not, and should not be deemed to be, incorporated by reference into any filings by the Company under the 1933 Act or the Securities Exchange Act of 1934 that purport to incorporate other Securities and Exchange Commission filings made by the Company.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP to be the independent auditors of the Company for the year ending December 31, 2000. This selection will be submitted for ratification at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The firm of Deloitte & Touch LLP was engaged as the Company's independent auditors on September 16, 1998. Previously, through September 10, 1998, KPMG Peat Marwick LLP had served in this capacity since the Company's inception in 1984. Such actions were approved by the Audit Committee of the Board of Directors of the Company.

     The reports of KPMG on the Company's consolidated financial statements for the fiscal years 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the two fiscal years ended December 31, 1997 and during subsequent interim periods, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report.

     Additional information regarding the change of accountants is contained in the Company's Form 8-K dated September 10, 1998 as filed with the Securities and Exchange Commission.

     Ratification of the selection of auditors requires a majority of the votes cast at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION.

                              SHAREHOLDER PROPOSAL

     The Company has been notified that the following shareholder of the Company intends to present the proposal set forth below for consideration at the Annual Meeting. The address and stock ownership of the proponent will be furnished by the Corporate Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

     SHAREHOLDER PROPOSAL:

     Bolero Investment Group, L. P. has submitted the following resolution:

     RESOLVED, that the shareholders of the Company hereby inform the Board of Directors that they do not approve of the Company's performance and direction and, therefore, it is the desire of the shareholders that the Board of Directors immediately take the necessary steps to achieve the sale of the Company as promptly as possible on terms which will maximize shareholder value.

     SUPPORTING STATEMENT:

     Proponent believes that the sale of the remaining divisions would provide the shareholders, the true owners of the Company, with a significant premium over the Company's recent stock price. Proponent believes that the sale of the Company is the highest and best alternative for achieving a reasonable rate of return. Given the substandard performance of the Company (third quarter net loss of $1,622,000; net loss for the first three quarters of 1999 of $4,825,000, net of extraordinary gains) and with what we believe to be a lack of commitment, discipline and experience to consistently provide shareholder value, Proponent believes that further support for the Company's current course would at best lead to a continuation of mediocre returns and at worst to increased losses. Instead, Proponent recommends that the Company be sold as promptly as possible on terms which will maximize shareholder value.

     Proponent urges shareholders to vote "FOR" the proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "AGAINST" THIS SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS.

     The Board of Directors is deeply concerned with the performance of the Company and the enhancement of stockholder value. The Board of Directors is cognizant of its fiduciary responsibilities to its stockholders and strives to discharge these responsibilities in a manner that the Board believes is in the best interests of the Company and it stockholders. As a matter of course, the Board regularly reviews all of the operations of the Company, including Management reports evaluating the contribution of each business unit to the Company's performance. It is the Board's opinion that stockholder value will be maximized by Management's diligent work toward operating the Company effectively and efficiently to generate increased operating earnings.

     The sale this year of Keyboard Acceptance Corporation and Signature Leasing Company represents a significant step in deleveraging the Company's balance sheet and permits the Company to focus on its remaining businesses. At the same time, the Board continues to consider all strategic options available to Baldwin. The Board continues to retain Lehman Brothers to provide investment banking advice and to evaluate all strategic options to maximize stockholder value, including a merger, acquisition or other sale of the Company. This process is ongoing. The Board has always been active in exploring strategic alternatives to enhance stockholder value, including efforts with investment bankers, and it regularly assesses the long-term outlook for the Company from a strategic perspective, reviewing the prospects for the Company's current businesses as well as future plans, and continually evaluating the range of credible and realistic strategic opportunities. The nominees for Director in this proxy statement intend to continue and intensify this review. Engaging in an immediate fire sale of the Company would not permit the new Board any ability to assess or implement other strategic alternatives that may enhance shareholder value.

     The Board of Directors believes that a prompt sale of the Company would not properly recognize the value inherent in the operations and future prospects of the Company, and, therefore, would not be in the best interest of the Company, its stockholders and employees. The Board, and if elected, the nominees in this proxy statement, will responsibly review any and all offers for a combination with the Company and exercise their business judgment to determine whether to accept such an offer. However, the Board does not believe that putting the Company on the "auction block", without reviewing all alternatives, is likely to result in maximizing stockholder value. It should be noted that the Board has been publicly committed to this position for a number of years and no credible offers have been received. Since most bidders may be unable to properly value the initiatives and the future prospects of the Company, the Management and resources of the Company are better utilized by focusing on the Company's long-term objectives, which include enhancement of stockholder value.

     The Board of Directors does not believe that a vote for the proposal would be in the best interest of the Company and its stockholders and, therefore, recommends voting against the proposal.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

                             ADDITIONAL INFORMATION

     SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Any Shareholder proposal intended for inclusion in the proxy material for the 2001 Annual Meeting must be received in writing by the Company on or before January 17, 2001. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission and to the Company's bylaws as described under "Election of Directors -- Bylaw Provisions".

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained D.F. King and Co., Inc. to aid in the solicitation. For these services, the Company will pay D.F. King a fee of $5,000 and reimburse it for certain out of pocket expenses. Officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies on behalf of the Company.

                                 ANNUAL REPORT

     A copy of the company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be mailed without charge to shareholders upon request. Requests should be addressed to the Company, 4680 Parkway Drive, Mason, Ohio 45040-5301, attention: Mr. Duane
D. Kimble, Secretary. The Form 10-K includes certain exhibits, which will be provided only upon payment of a fee covering the company's reasonable expenses.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return the proxy card to make certain your shares will be voted at the 2000 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          For the Board of Directors,

                                          /s/ Karen L. Hendricks

                                          KAREN L. HENDRICKS
                                          Chairman of the Board

--------------------------------------------------------------------------------
                                   P R O X Y

BALDWIN PIANO & ORGAN COMPANY                         THIS PROXY IS SOLICITED ON
4680 Parkway Drive  o  Mason, Ohio 45040-5301   BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Duane D. Kimble and Thomas W. Kahle, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company (the "Company") to be held on Friday, June 16, 2000, at 11:00 a.m., Cincinnati time, at the Company's principal executive offices located at 4680 Parkway Drive, Mason, Ohio, on the second floor, and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock (par value $.01 per share) which the undersigned would be entitled to vote if personally present on the following matters:

     1.  ELECTION OF DIRECTORS

         Vote for Seven (7) Nominees to Serve as Directors of the Company for the one-year term ending at the 2001 Annual Meeting of Shareholders.

                                                             WITHHOLD AUTHORITY
                  NOMINEE                      FOR                TO VOTE
                  -------                      ---           ------------------

               Brent D. Baird                  [ ]                  [ ]
               William B. Connell              [ ]                  [ ]
               Herbert A. Denton               [ ]                  [ ]
               John H. Gutfreund               [ ]                  [ ]
               Joseph H. Head, Jr.             [ ]                  [ ]
               James T. Heffernan              [ ]                  [ ]
               Karen L. Hendricks              [ ]                  [ ]

     2.  RATIFICATION OF AUDITORS

         For [ ] Against [ ] Abstain [ ] the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2000.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     3.  SHAREHOLDER PROPOSAL

         For [ ] Against [ ] Abstain [ ] the shareholder proposal with respect to the sale of the Company.

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2, "AGAINST" ITEM 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               Dated . . . . . . . . . . . . . . . . . . . . . . . . . . , 2000
                      [Shareholder's Name and Address as on Record Books]


               -----------------------------------------------------------------


               -----------------------------------------------------------------
               (Please sign exactly as your name or names appear hereon.
               When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY,
                          USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------